Exhibit 99.1
United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended January 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$129,073,435
Realized Trading Gain (Loss) on Swaps	38,728,690
Unrealized Gain (Loss) on Market Value of Futures	(104,374,345)
Unrealized Gain (Loss) on Market Value of Swaps	(39,011,126)
Dividend Income	53,283
Interest Income	35,165
ETF Transaction Fees	22,000
Total Income (Loss)	$24,527,102

Expenses
Investment Advisory Fee	$1,147,456
Brokerage Commissions	472,892
Tax Reporting Fees	217,974
NYMEX License Fee	51,868
Legal Fees	48,640
Prepaid Insurance Expense	42,407
Non-interested Directors' Fees and Expenses	14,953
Audit Fees	13,589
SEC & FINRA Registration Expense	9,610
Total Expenses	$2,019,389
Net Gain (Loss)	$22,507,713

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 1/1/11	$2,667,356,837
Additions (23,900,000 Units)	142,574,586
Withdrawals (76,500,000 Units)	(482,538,447)
Net Gain (Loss)	22,507,713

Net Asset Value End of Period	$2,349,900,689
Net Asset Value Per Unit (392,000,000 Units)	$5.99

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502